Exhibit 99.2

Q2 2018 Earnings Call

Legal Disclaimer

This presentation contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements contained in this presentation include, but are not limited to, statements about (i) growth of the wind energy market and our addressable market; (ii) the potential impact of the increasing prevalence of auction-based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; (iii) our ability to successfully expand our transportation business and execute upon our strategy of entering new markets outside of wind energy; (iv) our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve or maintain profitability; (v) changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy; (vi) the sufficiency of our cash and cash equivalents to meet our liquidity needs; (vii) our ability to attract and retain customers for our products, and to optimize product pricing; (viii) our ability to effectively manage our growth strategy and future expenses, including startup and transition costs; (ix) competition from other wind blade turbine manufacturers; (x) the discovery of defects in our products; (xi) our ability to successfully expand in our existing wind energy markets and into new international wind energy markets; (xii) worldwide economic conditions and their impact on customer demand; (xiii) our ability to maintain, protect and enhance our intellectual property; (xiv) our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; (xv) the attraction and retention of qualified employees and key personnel; and (xvi) the potential impact of GE's acquisition of LM Wind Power upon our business.

These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2017.

The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

This presentation includes unaudited non-GAAP financial measures including total billings, EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define total billings as the total amounts we have invoiced our customers for products and services for which we are entitled to payment under the terms of our long-term supply agreements or other contractual agreements. We define EBITDA as net income (loss) attributable to the Company plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share-based compensation expense, plus or minus any gains or losses from foreign currency remeasurement. We define net cash (debt) as the total principal amount of debt outstanding less unrestricted cash and cash equivalents. We define free cash flow as net cash flow generated from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures.

This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

tpi Q2 2018 Earnings Call August 7, 2018 2

Q2 2018 Earnings Call Agenda • Q2 2018 Highlights • Industry Update • Q2 2018 Financial Highlights • Guidance for 2018 • Q&A • Appendix – Non - GAAP Information – Impact of ASC 606 on Q2 2017 3 August 7, 2018

Q2 2018 Highlights

Q2 2018 Highlights

Q2 2018 Highlights and Recent Company News

- Operating results and year-over-year increases compared to 2017
  - Net sales were $230.6 million for the quarter down 3.7% primarily due to startup and transition activity
  - Net loss for the quarter of $4.1 million compared to net income of $9.6 million in 2017 driven by startup and transition activity and the write-off of debt issuance costs
  - Adjusted EBITDA for the quarter was $13.5 million or 5.8% of sales
- Vestas exercised options for 4 additional lines in our manufacturing hub in Matamoros, Mexico bringing the total number of lines in that facility to 6
- ENERCON signed a multiyear supply agreement for 2 manufacturing lines in our Turkey location. Adding ENERCON means TPI customers now represent all of the top 6 turbine manufacturers on an ex-China basis
- GE has agreed to extend our supply agreement in one of our Mexico plants by two years to 2022 and will increase the number of lines in that facility to 5 from the current 3
- GE has agreed to transition to a larger blade model in our Iowa plant in early 2019 and eliminate its option to terminate the Iowa supply agreement prior to its December 2020 expiration
- Set a new record high potential contract value of $6.4 billion across 50 dedicated manufacturing lines

Net Sales and Adjusted EBITDA ($ in millions)



Net Sales
Adjusted EBITDA
$400
$200
$0
$240
$231
$26
$13
Q2 '17
Q2 '18
Q2 '17
Q2 '18

	Q2 '17	Q2 '18
Sets invoiced	692	576
Est. MW	1,620	1,544
Dedicated lines(1)	46	52
Lines installed(2)	39	40

(1) Number of wind blade manufacturing lines dedicated to our customers under long-term supply agreements at the end of the quarter.

(2) Number of wind blade manufacturing lines installed that are either in operation, startup or transition at the end of the quarter

tpi Q2 2018 Earnings Call August 7, 2018 | 5

Q2 2018 Earnings Call Existing Contracts Provide for ~$6.4 Billion in Potential Revenue through 2023 (1) 6 August 7, 2018 Long - term Supply Agreements (1) 2018 2019 2020 2021 2022 2023 U.S. Turkey Mexico China Long - term supply agreements provide for estimated minimum aggregate volume commitments from our customers of approximately $ 4.5 billion and encourage our customers to purchase additional volume up to, in the aggregate, an estimated total potential revenue of approximately $6.4 billion through the end of 2023 (1) Note: Our contracts with some of our customers are subject to termination or reduction on short notice, generally with substa nti al penalties, and contain liquidated damages provisions, which may require us to make unanticipated payments to our customers or our customers to make payments to us. (1) As of August 7, 2018. The chart depicts the term of the longest contract in each location .

Q2 2018 Earnings Call Contract Value Walk from December 31, 2017 ($ in billions) $6.4 ($0.5) $2.5 $4.4 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 12/31/2017 Q1 & Q2 Billings New Deals Current 7 August 7, 2018

Industry Update

Q2 2018 Earnings Call Global Market Growth 9 August 7, 2018 49.5 60.6 62.9 60.7 57.4 54.9 57.6 58.2 58.7 60.1 4.2 5.0 6.3 6.8 10.0 9.7 11.3 13.7 12.8 13.8 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Annual installed wind capacity growth is projected to average 67GW between 2018 and 2027 and is propelled by offshore and an increase in developing wind markets, including Turkey and Mexico where TPI Composites is well positioned to succeed Source: MAKE Q2 2018 Global Wind Power Market Outlook Update Annual I nstalled G lobal W ind C apacity (GW): 201 8E – 202 7 E Onshore Offshore CAGR 8% (2017 – 2027 ) CAGR 20% (2017 – 2027)

Q2 2018 Earnings Call U.S. Onshore Market Growth 10 August 7, 2018 8.4 11.0 12.9 6.7 3.2 2.9 3.2 3.5 11.0 12.5 12.8 8.0 7.7 8.0 8.5 9.0 2018 2019 2020 2021 2022 2023 2024 2025 UBS Source: MAKE Q2 2018 Global Wind Power Market Outlook Update and UBS Securities LLC • Economics of Onshore Wind • Corporate and Industrial Buyers • Utilities • Decarbonization • Economics of Offshore Wind • Repowering • Vehicle Electrification Key Demand Drivers MAKE The U.S. wind market is expected to experience consistent near - term growth U.S. Annual I nstalled W ind C apacity (GW): 201 8E – 2025E

Q2 2018 Financial Highlights

Q2 2018 Financial Highlights(1)
(unaudited)

($ in millions, except per share data and KPIs)	Q2 '18	Q2 '17	Δ	YTD '18	YTD '17	Δ
Select Financial Data						
Net Sales	$ 230.6	$ 239.6	-3.7%	$ 484.6	$ 448.2	8.1%
Total Billings	$ 237.4	$ 231.1	2.7%	$ 461.1	$ 442.4	4.2%
Net Income (Loss)	$ (4.1)	$ 9.6	-142.3%	$ 4.6	$ 14.8	-68.9%
Diluted Earnings (Loss) Per Share	$ (0.12)	$ 0.28	$ (0.40)	$ 0.13	$ 0.44	$ (0.31)
Adjusted EBITDA	$ 13.5	$ 26.2	-48.6%	$ 40.9	$ 43.8	-6.8%
Adjusted EBITDA Margin	5.8%	11.0%	-520 bps	8.4%	9.8%	-140 bps
Net Cash (Debt)	$ (17.4)	$ 0.5	$ (17.8)	$ (17.4)	$ 0.5	$ (17.8)
Free Cash Flow	$ (25.0)	$ 6.1	$ (31.2)	$ (39.8)	$ (0.9)	$ (38.9)
Capital Expenditures	$ 30.6	$ 9.8	$ 20.8	$ 42.3	$ 26.7	$ 15.6
Key Performance Indicators (KPIs)						
Sets Invoiced	576	692	(116)	1,145	1,328	(183)
Estimated Megawatts	1,544	1,620	(76)	3,008	3,080	(72)
Dedicated Wind Blade Manufacturing Lines	52	46	6 lines	52	46	6 lines
Wind Blade Manufacturing Lines Installed	40	39	1 line	40	39	1 line
Wind Blade Manufacturing Lines in Startup	7	9	2 lines	7	9	2 lines
Wind Blade Manufacturing Lines in Transition	7	—	7 lines	7	—	7 lines

(1) See pages 20 – 22 for reconciliations of non-GAAP financial data

tpi Q2 2018 Earnings Call August 7, 2018 | 12

Income Statement Summary[(1)]
(unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change	
	2018	2017	$	%	2018	2017	$	%
($ in thousands, except per share amounts)								
Net sales	$ 230,610	$ 239,582	$ (8,972)	-3.7%	$ 484,591	$ 448,197	$ 36,394	8.1%
Cost of sales	$ 198,235	$ 199,117	$ (882)	-0.4%	$ 409,223	$ 381,655	$ 27,568	7.2%
Startup and transition costs	$ 17,324	$ 10,540	$ 6,784	64.4%	$ 32,059	$ 16,699	$ 15,360	92.0%
Total cost of goods sold	$ 215,559	$ 209,657	$ 5,902	2.8%	$ 441,282	$ 398,354	$ 42,928	10.8%
Cost of goods sold %	*93.5%*	*87.5%*		*600 bps*	*91.1%*	*88.9%*		*220 bps*
Gross profit	$ 15,051	$ 29,925	$ (14,874)	-49.7%	$ 43,309	$ 49,843	$ (6,534)	-13.1%
Gross profit %	*6.5%*	*12.5%*		*-600 bps*	*8.9%*	*11.1%*		*-220 bps*
General and administrative expenses	$ 10,989	$ 10,752	$ 237	2.2%	$ 22,152	$ 19,058	$ 3,094	16.2%
General and administrative expenses %	*4.8%*	*4.5%*		*30 bps*	*4.6%*	*4.3%*		*30 bps*
Income from operations	$ 4,062	$ 19,173	$ (15,111)	-78.8%	$ 21,157	$ 30,785	$ (9,628)	-31.3%
Income (loss) before income taxes	$ (2,098)	$ 15,274	$ (17,372)	-113.7%	$ 8,507	$ 22,818	$ (14,311)	-62.7%
Net income (loss)	$ (4,053)	$ 9,577	$ (13,630)	-142.3%	$ 4,595	$ 14,790	$ (10,195)	-68.9%
Weighted-average common shares outstanding:								
Basic	34,164	33,737			34,107	33,737		
Diluted	34,164	33,828			35,766	33,827		
Net income (loss) per common share:								
Basic	$ (0.12)	$ 0.28	$ (0.40)		$ 0.13	$ 0.44	$ (0.31)	
Diluted	$ (0.12)	$ 0.28	$ (0.40)		$ 0.13	$ 0.44	$ (0.31)	
Non-GAAP Metrics								
Total billings	$ 237,355	$ 231,069	$ 6,286	2.7%	$ 461,056	$ 442,429	$ 18,627	4.2%
EBITDA	$ 10,101	$ 22,963	$ (12,862)	-56.0%	$ 31,075	$ 37,465	$ (6,390)	-17.1%
EBITDA margin	*4.4%*	*9.6%*		*-520 bps*	*6.4%*	*8.4%*		*-200 bps*
Adjusted EBITDA	$ 13,477	$ 26,240	$ (12,763)	-48.6%	$ 40,850	$ 43,830	$ (2,980)	-6.8%
Adjusted EBITDA margin	*5.8%*	*11.0%*		*-520 bps*	*8.4%*	*9.8%*		*-140 bps*

(1) See pages 20 – 22 for reconciliations of Non-GAAP financial data

tpi Q2 2018 Earnings Call August 7, 2018 | 13

Q2 2018 Earnings Call Key Balance Sheet and Cash Flow Data (1) (unaudited) 14 August 7, 2018 (1) See page 21 for the reconciliation s of net cash (debt) and free cash flow June 30, December 31, ($ in thousands) 2018 2017 Balance Sheet Data: Cash and cash equivalents 113,995$ 148,113$ Restricted cash 4,431$ 3,849$ Accounts receivable 119,479$ 121,576$ Contract assets 131,371$ 105,619$ Total debt-current and noncurrent, net 129,860$ 121,385$ Net cash (debt) (1) (17,380)$ 24,557$ ($ in thousands) 2018 2017 2018 2017 Cash Flow Data: Net cash provided by operating activities 5,567$ 15,932$ 2,535$ 25,870$ Capital expenditures 30,596$ 9,805$ 42,310$ 26,727$ Free cash flow (1) (25,029)$ 6,127$ (39,775)$ (857)$ Three Months Ended June 30, Six Months Ended June 30,

Guidance for 2018

Q2 2018 Earnings Call Key Guidance Metrics 16 August 7, 2018 2018 Guidance Updated 2018 Guidance Previous Total Billings (1) $1.0B – $1.05B $1.0B – $1.05B Net Sales $1.0B – $1.05B $1.0B – $1.05B Adjusted EBITDA $65M – $70M $75M – $80M Earnings per Share - FD $ 0.10 – $0.14 $0.38 – $0.42 Sets 2,450 – 2,480 2,500 – 2,525 Average Selling Price per Blade $125K – $130K $125K – $130K Non - Blade Billings $80M – $85M $75M – $80M G&A Costs as a % of Billings (incl. SBC) 4% – 5% 4% – 5% Estimated MW 6,800 – 6,900 6,950 – 7,100 Dedicated Lines - EOY 51 – 55 51 – 55 Share - Based Compensation $9M – $10M $10M – $11M Depreciation & Amortization $30M – $ 32M $30M – $35M Net Interest Expense $14M – $14.5M $11.5M – $12.5M Capital Expenditures $85M – $90M $85M – $90M Effective Tax Rate 47% – 49% 40% – 42% Note: All reference to lines is to wind blade manufacturing lines (1) We have not reconciled our total expected billings for 2018 to expected net sales under GAAP because we have not yet finalize d c alculations necessary to provide the reconciliation and as such the reconciliation is not possible without unreasonable efforts.

Q2 2018 Earnings Call Sets and Startup & Transition Costs Guidance Metrics 17 August 7, 2018 Q1A Q2A Q3F Q4F 2018 Guidance Updated 2018 Guidance Previous Lines Installed – end of period 38 40 40 43 43 47 Lines in Startup – during period 10 7 6 7 17 12 Lines in Transition – during period 4 7 5 7 17 14 Startup and Transition Costs $14.7M $17.3M $20M – $21M $14M – $15M $66M – $68M $58M – $61M Sets 569 576 615 – 630 690 – 705 2,450 – 2,480 2,500 – 2,525

Q&A

Appendix – Non - GAAP Information This presentation includes unaudited non - GAAP financial measures including total billings, EBITDA, adjusted EBITDA, net cash (de bt) and free cash flow. We define total billings as the total amounts we have invoiced our customers for products and services fo r w hich we are entitled to payment under the terms of our long - term supply agreements or other contractual agreements. We define EBITDA as net income (loss) attributable to the Company plus interest expense (including losses on the extinguishment of debt and net of in ter est income), income taxes, and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any share - based compensation expense, plus or minus any gains or losses from foreign currency remeasurement. We define net cash (debt) as the to tal principal amount of debt outstanding less unrestricted cash and cash equivalents. We define free cash flow as net cash flow g ene rated from operating activities less capital expenditures. We present non - GAAP measures when we believe that the additional informatio n is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GA AP. See below for a reconciliation of certain non - GAAP financial measures to the comparable GAAP measures.

Q2 2018 Earnings Call Non - GAAP Reconciliations (unaudited) Net sales is reconciled to total billings as follows: Net income (loss) is reconciled to EBITDA and adjusted EBITDA as follows: 20 August 7, 2018 ($ in thousands) 2018 2017 2018 2017 Net sales 230,610$ 239,582$ 484,591$ 448,197$ Change in contract assets (1,356) (6,460) (25,752) (3,722) Foreign exchange impact 8,101 (2,053) 2,217 (2,046) Total billings 237,355$ 231,069$ 461,056$ 442,429$ Three Months Ended June 30, Six Months Ended June 30, ($ in thousands) 2018 2017 2018 2017 Net income (loss) (4,053)$ 9,577$ 4,595$ 14,790$ Adjustments: Depreciation and amortization 6,130 4,765 13,202 8,716 Interest expense (net of interest income) 2,672 2,924 5,969 5,931 Loss on extinguishment of debt 3,397 - 3,397 - Income tax provision 1,955 5,697 3,912 8,028 EBITDA 10,101 22,963 31,075 37,465 Share-based compensation expense 2,611 2,044 4,999 3,751 Realized loss on foreign currency remeasurement 765 1,233 4,776 2,614 Adjusted EBITDA 13,477$ 26,240$ 40,850$ 43,830$ Three Months Ended June 30, Six Months Ended June 30,

Q2 2018 Earnings Call Non - GAAP Reconciliations (continued) (unaudited) Net cash (debt) is reconciled as follows: Free cash flow is reconciled as follows: 21 August 7, 2018 ($ in thousands) 2018 2017 2018 2017 Cash Flow Data: Net cash provided by operating activities 5,567$ 15,932$ 2,535$ 25,870$ Capital expenditures (30,596) (9,805) (42,310) (26,727) Free cash flow (25,029)$ 6,127$ (39,775)$ (857)$ Three Months Ended June 30, Six Months Ended June 30, June 30, December 31, June 30, ($ in thousands) 2018 2017 2017 Cash and cash equivalents 113,995$ 148,113$ 130,834$ Less total debt, net of debt issuance costs (129,860) (121,385) (128,363) Less debt issuance costs (1,515) (2,171) (2,004) Net cash (debt) (17,380)$ 24,557$ 467$

Q2 2018 Earnings Call Non - GAAP Reconciliations (continued) (unaudited) A reconciliation of the low end and high end of projected net income under ASC 606 to projected EBITDA and projected adjusted EBITDA is as follows: 22 August 7, 2018 ($ in thousands) Low End High End Projected net income 3,350$ 4,910$ Adjustments: Projected depreciation and amortization 30,000 32,000 Projected interest expense (net of interest income) 10,850 10,850 Projected loss on extinguishment of debt 3,400 3,400 Projected income tax provision 3,100 4,540 Projected EBITDA 50,700 55,700 Projected share-based compensation expense 9,500 9,500 Projected realized loss on foreign currency remeasurement 4,800 4,800 Projected Adjusted EBITDA 65,000$ 70,000$ (1) All figures presented are projected estimates for the full year ending December 31, 2018. 2018 Adjusted EBITDA Guidance Range (1)

Impact of ASC 606

Q2 2018 Earnings Call Impact of ASC 606 on Q2 2017 24 August 7, 2018